Exhibit 10.83

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Amendment

GAMSA-STAR081106-00.S.001.A.001

Between

StarTek, Inc.

And

AT&T Mobility LLC

GAMSA-STAR081106-00.S.001

AMENDMENT NO. 1

AGREEMENT NO.  GAMSA-STAR081106-00.S.001

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Agreement No. GAMSA-STAR081106-00.S.001 (“Work Order”), is by and between StarTek, Inc., (formerly StarTek USA, Inc.) (“Supplier”), and AT&T Mobility LLC, (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T entered into the Work Order on October 1, 2008; and

WHEREAS; the Work Order was entered pursuant to Agreement No. GAMSA-STAR081106-00; and

WHEREAS, Supplier and AT&T desire to amend the Work Order so that the terms of Agreement No. 20070105.006.C are controlling.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.               The initial paragraph of the Work Order is deleted in its entirety and replaced with the following:

This Work Order GAMSA-STAR081106-00.S.001 (“WO”) is issued pursuant to the Contact Center Agreement No. 20070105.006.C (“Agreement”) between AT&T Services, Inc. (“AT&T Mobility” or “AT&T”) and StarTek Inc. (“Supplier”) and the Agreement is incorporated by reference herein.  Capitalized terms used in this Work Order not otherwise defined herein shall have the definitions specified in the Agreement.  If the Work Order conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this Work Order in which case the WO shall govern and control.

2.               The individuals listed in the table below will serve as primary contact for the Program.

AT&T Mobility Contacts	Supplier Contact(s)
Name: [*]	Name:[*]
Address: [*]	Address: [*]
Phone: [*]	Phone: [*]
Cell: [*]	Cell: [*]
E-mail: [*]	E-mail: [*]

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

The terms and conditions of the Work Order in all other respects remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 20070105.006.C to be executed, as of the date the last Party signs.

StarTek, Inc.	AT&T Services, Inc., on behalf of AT&T Mobility LLC

By:	By:

Printed Name:	Printed Name:	Jewel Hornbuckle

Title:	Title:	Sr. Contract Manager

Date:	Date:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.